Exhibit 3.2

AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED
BYLAWS OF
SENESTECH, INC.

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED BYLAWS of SENESTECH, INC, a Delaware corporation (the “Corporation”), is made as of this 16th day of June, 2021.

ONE: Section 2.6 of the Amended and Restated Bylaws (the “Bylaws”) of the Corporation is hereby amended and restated as follows:

“2.6 QUORUM

The holders of one third (1/3) of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, one third (1/3) of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.”

TWO: Except as specifically amended herein, the Bylaws shall remain unchanged and in full force and effect.

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SENESTECH, INC.

CERTIFICATE OF ADOPTION OF AMENDMENT NO. 1 TO

AMENDED AND RESTATED BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary or Assistant Secretary of SenesTech, Inc., a Delaware corporation, and that the foregoing Amendment No. 1 to the Bylaws constitutes the entire amendment to the Bylaws as duly adopted by the Board of Directors by unanimous written consent on June 16, 2021.

Executed on June 16, 2021.

/s/ Kim Wolin
Kim Wolin, Secretary

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